Exhibit 10.39

SHAREHOLDERS' VOTING PROXY AGREEMENT

BETWEEN

YAO GUO YUN

MENG CHUN DE

AND

JINZHENG LITEWEISI CARBON (TAIYUAN) CO., LTD

Taiyuan, CHINA

SHAREHOLDERS’ VOTING PROXY AGREEMENT

This Shareholders’ Voting Proxy Agreement (the “Agreement”) is entered into as of 【 】between the following parties in Taiyuan:

Party A:

Jinzheng Liteweisi Carbon (Taiyuan) Co., Ltd

Registered Address: 1-1-705, Beimei New World Garden, No.116 of Changfeng Street, Taiyuan of Shanxi Province.
Legal Representative: Meng Lian De

Party B:

Yao Guo Yun, a citizen of PRC, Identity Card Number: 140121196211149047

Party C:

Meng Chun De, a citizen of PRC, Identity Card Number: 140121196303089010

In this Agreement, Party A, Party B and Party C are called collectively as the “Parties,” and each of them is called as the “Party”. Party B and Party C are collectively called the “Grantors” and respectively called “Each of the Grantors”.

WHEREAS,

1.           Party A is a wholly foreign-owned enterprise incorporated under the laws of the People’s Republic of China;

2.           As of the date of this Agreement, the Grantors are shareholders of Taiyuan Hongxing Carbon Black CO., Ltd (the “Taiyuan Hongxing”) and collectively legally hold all of the equity interest of Taiyuan Hongxing, of which Yao Guo Yun holds 91% and Meng Chun De holds 9%;

3.           Each of the Grantors desires to appoint the persons designated by Party A to exercise its shareholder’s voting rights at the shareholders’ meeting of Taiyuan Hongxing (“Voting Rights”) and Party A is willing to designate such persons.

Therefore, the Parties hereby have reached the following agreement upon friendly consultations:

Article 1

Each of the Grantors hereby agrees to irrevocably appoint the persons designated by Party A with the exclusive right to exercise, on his behalf, all of his Voting Rights in accordance with the laws and Taiyuan Hongxing’s Articles of Association, including but not limited to the rights to sell or transfer all or any of his equity interests of Taiyuan Hongxing, and to appoint and elect the directors and Chairman as the authorized legal representative of Taiyuan Hongxing.

Article 2

The persons designated by Party A shall be the directors of Party A (the “Proxy Holders”).
Party A agrees that it shall maintain a board of directors, and members of which shall all be the member of the board of directors of the overseas parent company of Party A; the members of the board of directors of the overseas parent company of Party A，who are employed only for purpose to satisfy future listing or financing requirement, need not be necessary to be members of the board of directors of Party A.

Article 3

Party B agrees to designate such Proxy Holders pursuant to Section 1 of this Agreement, who shall represent each of the Grantors to exercise his/her Voting Rights pursuant to this Agreement.

Article 4

All Parties to this Agreement hereby acknowledge that, regardless of any change in the equity interests of Taiyuan Hongxing, each of the Grantors shall appoint the person designated by Party A with all Voting Rights. All Parties to this Agreement agree, Party B and Party C shall not transfer his/her equity interests of Taiyuan Hongxing to any individual or company (other than Party A or the individuals or entities designated by Party A).

Article 5

Each of the Grantors hereby acknowledges that he/she will withdraw the appointment of the persons designated by Party A if Party A change such designated person and reappoint the substituted persons designated by Party A as the new Proxy Holders to exercise his/her Voting Rights at the shareholder’s meeting of Taiyuan Hongxing.

Article 6

All authorizations made under this Agreement shall be conclusive and binding upon the Grantors and each and every act and thing effected by the Proxy Holders pursuant hereto shall be as good, valid and effectual as if the same had been done by the Grantors. The Grantors hereby irrevocably and unconditionally undertake at all times hereafter to ratify and confirm whatsoever the Proxy Holders shall lawfully do or cause to be done by virtue of all such authorizations conferred by this Agreement.

Article 7

The Grantors hereby irrevocably and unconditionally undertake at all times to indemnify and keep indemnified each of the Proxy Holders against any and all actions, proceedings, claims, costs, expenses and liabilities whatsoever arising from the exercise or purported exercise of any of the powers conferred or purported to be conferred by this Agreement.

Article 8

This Agreement has been duly executed by the parties’ authorized representatives as of the date first set forth above and shall become effective upon execution.

Article 9

This Agreement shall not be terminated prior to the completion of acquisition of all of the equity interests in, or all assets or business of, Taiyuan Hongxing by Party A; any amendment of this Agreement shall be in written and agreed upon by the Parties.

Article 10

The conclusion, validity, interpretation, and performance of this Agreement and the settlement of any disputes arising out of this Agreement shall be governed by the laws and regulations of the People’s Republic of China. The parties shall strive to settle any dispute arising from the interpretation or performance of this Agreement through friendly consultation. In case no settlement can be reached through consultation within thirty (30) days after such dispute is raised, each party can submit such matter to China International Economic and Trade Arbitration Commission in accordance with its rules located in Beijing. The arbitration award shall be final, conclusive and binding upon both parties.

Article 11

This Agreement is executed in both Chinese and English in three copies; each Party holds one and each original copy which has the same legal effect. Both the English version and Chinese version shall have the same effect.

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IN WITNESS HEREOF, the Parties hereof have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

PARTY A:

Jinzheng Lite Weisi Carbon (Taiyuan) Co., Ltd

        (Seal)

Legal Representative/Authorized Representative

(Signature):

PARTY B:

Yao Guo Yun

(Signature):

PARTY C:

Meng Chun De

(Signature):